UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2013

GOLD AMERICAN MINING CORP.
(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	333-147056	35-2302128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5320 South 900 East, Suite 260
Murray, Utah 84107
(Address of principal executive offices) (zip code)

801-428-9703
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Gold American Mining Corp., a Nevada corporation, from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company’s or Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company’s management believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company's financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to "we", "our", "us", the "Company", or "Gold American" refer to Gold American Mining Corp., a Nevada corporation.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 25, 2013, Gold American, its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Inception Development Inc. (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Inception Resources, LLC, a Utah corporation (“Inception Resources”), pursuant to which Gold American purchased the U.P. and Burlington Gold Mine in consideration of 16,000,000 shares of common stock of Gold American, the assumption of promissory notes in the amount of $950,000 and the assignment of a 3% net royalty.  The Asset Purchase Agreement closed on February 25, 2013 (the “Closing”).  We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of the gold mine pursuant to the terms of the Assert Purchase Agreement.  As a result of such acquisition, our operations our now focused on the ownership and operation of the mine acquired from Inception Resources. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

Employment Agreements

On February 25, 2013, the Company entered into an employment agreement with Michael Ahlin pursuant to which he was appointed as the Chief Executive Officer, President, Treasurer, Secretary and Director of the Company.  Under the terms of his employment agreement, Mr. Ahlin will become eligible to receive an annual salary, bonus and stock option upon the Company achieving positive EBITDA in two consecutive quarters as reflected in its filings with the Securities and Exchange Commission (“SEC”).

On February 25, 2013, the Company entered into an employment agreement with Whit Cluff pursuant to which he was appointed as the Chief Financial Officer and Director of the Company.  Under the terms of his employment agreement, Mr. Cluff will become eligible to receive an annual salary, bonus and stock option upon the Company achieving positive EBITDA in two consecutive quarters as reflected in its filings with the SEC.

On February 25, 2013, the Company entered into an employment agreement with Brian Brewer pursuant to which he was appointed as the Chief Operating Officer and Director of the Company.  Under the terms of his employment agreement, Mr. Brewer will become eligible to receive an annual salary, bonus and stock option upon the Company achieving positive EBITDA in two consecutive quarters as reflected in its filings with the SEC.

Agreements

On February 25, 2013, the Company entered into a retainer agreement with Fleming PLLC pursuant to which it was issued 300,000 shares of common stock of the Company in consideration of legal services.

On February 25, 2013, the Company entered into a retainer agreement with Antczak Polich Law, LLC pursuant to which it was issued 300,000 shares of common stock of the Company in consideration of legal services.

On February 25, 2013, the Company entered into a consulting agreement with Jeff Pike pursuant to which he was issued 50,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a debt exchange agreement with Brett Bertolami pursuant to which he was issued 1,000,000 shares of common stock of the Company.

On February 25, 2013, the Company entered into a consulting agreement with BKBK Holding LLC pursuant to which it was issued 250,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Highland Ventures LLC pursuant to which it was issued 250,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Monte Carlo LLC pursuant to which it was issued 500,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Powder Moon Corporation pursuant to which it was issued 100,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Lee Kimball pursuant to which he was issued 100,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Danzig Ltd. pursuant to which he was issued 565,094shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with First Trust Management Inc. pursuant to which it was issued 200,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Mitch Cohen pursuant to which he was issued 150,000 shares of common stock of the Company in consideration of consulting services.

Overview

We are a mining exploration stage company engaged in the acquisition, exploration, and development of mineral properties, primarily for gold, from owned mining properties.  Inception Resources has acquired one project, as described below. Our target properties are those that have been the subject of historical exploration. We have not generated revenue from mining operations.

U.P. & Burlington Gold Mine, Salmon, Lemhi County, Idaho

On February 25, 2013, the Company acquired certain real property and the associated exploration permits and mineral rights commonly known as the U.P. and Burlington Gold Mine (“UP & Burlington” or the “Mine”) pursuant to that certain asset purchase agreement entered between the Company, its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Inception Development Inc. (the “Subsidiary”) on one hand, and Inception Resources on the other hand, dated February 25, 2013(the “Asset Purchase Agreement”).  We are presently in the exploration stage at UP & Burlington.  UP & Burlington contains two Federal patented mining claims which Inception Resources acquired for the purpose of the exploration and potential development of gold on the 40 acres which comprises UP & Burlington.

UP & Burlington is a private gold property which was discovered in 1892 which has been held unused in a family trust for the past 75 years.  UP & Burlington is located in County of Lemhi, Northwest of Salmon, Idaho, at an elevation of 3,994 feet.  The UP & Burlington site is located six miles from the city of Salmon; is 0.6 miles away from the closest major road (Ridge Rd.); and is 1.56 miles away from the closest major power line.  We believe Salmon, along with the surrounding County of Lemhi, provides an excellent infrastructure for our mine.  Salmon has a population of 3,122 and Lemhi County has a population of 7,806.  In September 2011, heavy maintenance and right-of-way repair was completed and a new road to UP & Burlington was constructed.

UP & Burlington’s two gold mining claims were brought to patent in 1900, which covers the Mine’s 40 acres.  Subsequently, in 1989, a U.S. Forest Survey was performed on the UP & Burlington site confirming that the patented claims cover an area which is six hundred feet by three thousand feet (600’x300’).  The Mine’s patented claims remove the challenges associated when working on U.S. Forest lands, Bureau of Land Management (“BLM”), state or other property types.  With our purchase of UP & Burlington, we have the benefit or working on private land, which requires only a hauling / road permit to commence significant operations.

As part of our initial Plan of Operations, we have compiled a two-phase plan in which we intend to fund underground mining with operating profits from surface mining, if any. During Phase I, we plan to obtain the necessary permitting, make additional access road and surface improvements, implement surface mining on a 2,500 foot per day-lighted vein to depths of 40 – 60 feet, and achieve Confirmatory Core Drilling (NI43-101), Vein Definition and Ore Valuation.  In Phase II, we plan to contract an underground mining and operations plan, expand portal development leveraging existing underground access and implement underground mining to a depth based on optimizing costs versus processed ore value.  There is no guarantee that we will be successful in implementing either Phase I or Phase II.

Our Tactical Plan includes obtaining a Lemhi County Conditional Use Permit, an Idaho Department of Lands Surface Reclamation Bond and permitting for the U.S. Forest Service Access Road, as well as obtaining major contracts such as geotechnical contracts, surface mining contracts, toll processing contracts and underground mine plan contracts.

The Company and its independent consultants have developed a detailed exploration drilling program to confirm and expand mineralized zones in the Mine and collect additional environmental and technical data. The first phase of confirmation and expansion drilling will begin in [  ] 2013 and the Company intends to continue drilling, metallurgical testing, engineering and environmental programs and studies during 2013 and soon thereafter update the historic feasibility study and environmental permit applications.

We also plan to review opportunities and acquire additional mineral properties with current or historic precious and base metal mineralization with meaningful exploration potential.

Competitive Business Conditions

We compete with many companies in the mining business, including larger, more established mining companies with substantial capabilities, personnel and financial resources. There is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in the United States and other areas where we may conduct exploration activities.  Because we compete with individuals and companies that have greater financial resources and larger technical staffs, we may be at a competitive disadvantage in acquiring desirable mineral properties.  From time to time, specific properties or areas that would otherwise be attractive to us for exploration or acquisition are unavailable due to their previous acquisition by other companies or our lack of financial resources.  Competition in the mining industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to find, advance, and operate such properties; the labor to operate the properties; and the capital needed to fund the acquisition and operation of such properties.  Competition may result in our company being unable not only to acquire desired properties, but to recruit or retain qualified employees, to obtain equipment and personnel to assist in our exploration activities or to acquire the capital necessary to fund our operation and advance our properties.  Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.  The mineral exploration industry is highly fragmented, and we are a very small participant in this sector. Many of our competitors explore for a variety of minerals and control many different properties around the world. Many of them have been in business longer than we have and have established strategic partnerships and relationships and have greater financial resources than we do.

There is significant competition for properties suitable for gold exploration. As a result, we may be unable to continue to acquire interests in attractive properties on terms that we consider acceptable. We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as drill rigs, bulldozers and excavators that we will need to conduct exploration.  If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to secure them.

Market for Gold

In the event that gold is produced from our property, we believe that wholesale purchasers for the gold would be readily available. Readily available wholesale purchasers of gold and other precious metals exist in the United States and throughout the world. Among the largest are Handy & Harman, Engelhard Industries and Johnson Matthey, Ltd.  Historically, these markets are liquid and volatile. Wholesale purchase prices for precious metals can be affected by a number of factors, all of which are beyond our control, including but not limited to:

☐	fluctuation in the supply of, demand and market price for gold;
☐	mining activities of our competitors;
☐	sale or purchase of gold by central banks and for investment purposes by individuals and financial institutions;
☐	interest rates;
☐	currency exchange rates;
☐	inflation or deflation;
☐	fluctuation in the value of the United States dollar and other currencies; and
☐	political and economic conditions of major gold or other mineral-producing countries.

If we find gold that is deemed of economic grade and in sufficient quantities to justify removal, we may seek additional capital through equity or debt financing to build a mine and processing facility, or enter into joint venture or other arrangements with large and more experienced companies better able to fund ongoing exploration and development work, or find some other entity to mine our property on our behalf, or sell or lease our rights to mine the gold. Upon mining, the ore would be processed through a series of steps that produces a rough concentrate. This rough concentrate is then sold to refiners and smelters for the value of the minerals that it contains, less the cost of further concentrating, refining and smelting. Refiners and smelters then sell the gold on the open market through brokers who work for wholesalers including the major wholesalers listed above. We have not found any gold as of today, and there is no assurance that we will find any gold in the future.

Compliance with Government Regulation

Mining Operations.   The operation of mines is governed by both federal and state laws.  We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally.  Federal laws, such as those governing the purchase, transport or storage of explosives, and those governing mine safety and health, also apply. The Company plans to obtain a Lemhi County Conditional Use Permit, an Idaho Department of Lands Surface Reclamation Bond and permitting for the U.S. Forest Service Access Road,

When the mines come into production we will also be subject to the rules and regulations of the Mine Safety and Health Administration, a Division of the United States Department of Labor.

Environmental Laws.   Mining activities at the Company’s properties are also subject to various environmental laws, both federal and state, including but not limited to the federal National Environmental Policy Act, CERCLA (as defined below), the Resource Recovery and Conservation Act, the Clean Water Act, the Clean Air Act and the Endangered Species Act, and certain Idaho state laws governing the discharge of pollutants and the use and discharge of water.  Various permits from federal and state agencies are required under many of these laws.  Local laws and ordinances may also apply to such activities as construction of facilities, land use, waste disposal, road use and noise levels.

These laws and regulations are continually changing and, as a general matter, are becoming more restrictive.  The Company’s policy is to conduct our business in a manner that safeguards public health and mitigates the environmental effects of our business activities.  To comply with these laws and regulations, we have made, and in the future may be required to make, capital and operating expenditures.

The Comprehensive Environmental Response, Compensation, and Liability Act of 1980 , as amended (CERCLA), imposes strict, joint, and several liability on parties associated with releases or threats of releases of hazardous substances.  Liable parties include, among others, the current owners and operators of facilities at which hazardous substances were disposed or released into the environment and past owners and operators of properties who owned such properties at the time of such disposal or release.  This liability could include response costs for removing or remediating the release and damages to natural resources.  Our properties, because of past mining activities, could give rise to potential liability under CERCLA.

Under the Resource Conservation and Recovery Act (RCRA) and related state laws, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous or solid wastes associated with certain mining-related activities.  RCRA costs may also include corrective action or clean up costs.

Mining operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, such as crushers and storage facilities, and from mobile sources such as trucks and heavy construction equipment.  All of these sources are subject to review, monitoring, permitting, and/or control requirements under the federal Clean Air Act and related state air quality laws.  Air quality permitting rules may impose limitations on our production levels or create additional capital expenditures in order to comply with the permitting conditions.

Under the federal Clean Water Act and the delegated Colorado water-quality program, point-source discharges into waters of the State are regulated by the National Pollution Discharge Elimination System (NPDES) program.  Stormwater discharges also are regulated and permitted under that statute.   Section 404 of the Clean Water Act regulates the discharge of dredge and fill material into Waters of the United States, including wetlands.  All of those programs may impose permitting and other requirements on our operations.

The National Environmental Policy Act (NEPA) requires an assessment of the environmental impacts of major federal actions.  The federal action requirement must be satisfied if the project involves federal land or if the federal government provides financing or permitting approvals.  NEPA does not establish any substantive standards, but requires the analysis of any potential impacts.  The scope of the assessment process depends on the size of the project.  An Environmental Assessment (EA) may be adequate for smaller projects. An Environmental Impact Statement (EIS), which is much more detailed and broader in scope than an EA, is required for larger projects. NEPA compliance requirements for any of our proposed projects could result in additional costs or delays.

The Endangered Species Act (ESA) is administered by the U.S. Fish and Wildlife Service of the U.S. Department of Interior. The purpose of the ESA is to conserve and recover listed endangered and threatened species and their habitat. Under the ESA, endangered means that a species is in danger of extinction throughout all or a significant portion of its range. The term threatened under such statute means that a species is likely to become endangered within the foreseeable future. Under the ESA, it is unlawful to take a listed species, which can include harassing or harming members of such species or significantly modifying their habitat. Future identification of endangered species or habitat in our project areas may delay or adversely affect our operations.

U.S. federal and state reclamation requirements often mandate concurrent reclamation and require permitting in addition to the posting of reclamation bonds, letters of credit or other financial assurance sufficient to guarantee the cost of reclamation. If reclamation obligations are not met, the designated agency could draw on these bonds or letters of credit to fund expenditures for reclamation requirements. Reclamation requirements generally include stabilizing, contouring and re-vegetating disturbed lands, controlling drainage from portals and waste rock dumps, removing roads and structures, neutralizing or removing process solutions, monitoring groundwater at the mining site, and maintaining visual aesthetics.

 Research and Development

During the fiscal year ended July 31, 2012 and the period from inception until October 31, 2011, we have had no expense related to research and development.

Corporate Office

Our principal executive office is 5320 South 900 East, Suite 260, Murray, Utah 84107. Our main telephone number is 801-428-9703. Annual Reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through the Securities and Exchange Commission’s website at www.sec.gov as soon as reasonably practicable after those reports are electronically filed with or furnished to the SEC.

Employees

As of the date of this filing, we currently employ three (3) full-time employees.  We have contracts with various independent contractors and consultants to fulfill additional needs, including investor relations, exploration, development, permitting, and other administrative functions, and may staff further with employees as we expand activities and bring new projects on line.

Legal Proceedings

We are not involved in any pending legal proceeding or litigations and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on the Company.

  RISK FACTORS

High Degree of Risk

An investment in our securities involves a high degree of risk. You should consider carefully the following risks, along with all of the other information included in this report, before deciding to buy our common stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business may suffer.

Risks Relating to Our Company

We have incurred losses since our inception in 2007 and may never be profitable which raises doubt about our ability to continue as a going concern.

Since our inception in 2007, we have had nominal operations and incurred operating losses.  As of October 31, 2012, our accumulated deficit since inception was approximately $22,622.  We have substantial current obligations and at October 31, 2012, we had approximately $27,635 of current liabilities as compared to only approximately $5,013 of current assets.  Since inception, we have been able to raise only minimal additional capital, and we have minimal cash on hand.  Accordingly, the Company does not have sufficient cash resources or current assets to pay its current obligations, and we have been meeting many of our obligations through the issuance of our common stock to our employees, consultants and advisors as payment for the goods and services.

 Our management continues to search for additional financing; however, considering the difficult U.S. and global economic conditions along with the substantial turmoil in the capital and credit markets, there is a significant possibility that we will be unable to obtain financing to continue our operations.

As we are in the beginning stages of our exploration activities on UP & Burlington and such property has not generated revenue in the recent past, we expect to incur additional losses in the foreseeable future, and such losses may continue to be significant. To become profitable, we must be successful in raising capital to continue with our mining efforts, exploration activities, meet the work commitment requirements on UP & Burlington, discover economically feasible mineralization deposits and establish reserves, successfully develop the properties and finally realize adequate prices on our minerals in the marketplace.  It could be years before we receive any revenues from gold production, if ever. Thus, we may never be profitable.

These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent registered public accounting firm's report on our audited financial statements as of and for the year ended July 31, 2012.  If we are unable to continue as a going concern, investors will likely lose all of their investment in our company.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have not generated any revenues. As an early stage company, which has recently made an acquisition, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

The feasibility of mineral extraction from UP & Burlington has not yet been established; as we have not completed exploration or other work necessary to determine if it is commercially feasible to develop the properties.

We are currently a mining exploration stage company.

UP & Burlington does not have any proven or probable reserves.  A “reserve,” as defined by the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. We have not yet completed our feasibility study with regard to UP & Burlington.  As a result, we currently have no reserves and there are no assurances that we will be able to prove that there are reserves on UP & Burlington.

On February 10, 2013, we acquired U.P. & Burlington Gold Mine in part through the delivery of promissory notes in the amount of $950,000 of which $100,000 is due and payable on or before January 31, 2013, $350,000 is due and payable on or before July 31, 2013 and the remaining balance of $500,000 is due and payable on or before April 15, 2014.  We will be required to obtain debt or equity financing from external sources in order to fund payment of the outstanding promissory notes.

Exploring for gold is an inherently speculative business.

Natural resource exploration, and exploring for gold in particular, is a business that by its nature is very speculative. There is a strong possibility that we will not discover gold or any other resources which can be mined or extracted at a profit. Even if we do discover gold or other deposits, the deposit may not be of the quality or size necessary for us or a potential purchaser of the property to make a profit from actually mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits.

We may never find commercially viable gold or other reserves.

Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. We cannot assure you that any future mineral exploration and development activities will result in any discoveries of proven or probable reserves as defined by the SEC since such discoveries are remote. Nor can we provide any assurance that, even if we discover commercial quantities of mineralization, a mineral property will be brought into commercial production. Development of our mineral properties will follow only upon obtaining sufficient funding and satisfactory exploration results.

We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations.

We will be required to raise significantly more capital in order to develop UP & Burlington for mining production assuming that economically viable reserves exist. There is no assurance that our investments in UP & Burlington will be financially productive.  Our ability to obtain necessary funding depends upon a number of factors, including the price of gold and other base metals and minerals which we are able to mine, the status of the national and worldwide economy and the availability of funds in the capital markets. If we are unable to obtain the required financing in the near future for these or other purposes, our exploration activities would be delayed or indefinitely postponed, we would likely lose our lease/options and option to acquire an ownership interest in UP & Burlington and this would likely, eventually, lead to failure of our Company. Even if financing is available, it may be on terms that are not favorable to us, in which case, our ability to become profitable or to continue operating would be adversely affected. If we are unable to raise funds to continue our exploration and feasibility work on UP & Burlington, or if commercially viable reserves are not present, the market value of our securities will likely decline, and our investors may lose some or all of their investment.

The global financial crisis may have an impact on our business and financial condition in ways that we currently cannot predict.

The continued credit crisis and related turmoil in the global financial system may have an impact on our business and financial position. The recent high costs of fuel and other consumables may negatively impact costs of our operations. In addition, the financial crisis may limit our ability to raise capital through credit and equity markets. As discussed further below, the prices of the metals that we may produce are affected by a number of factors, and it is unknown how these factors will be impacted by a continuation of the financial crisis.

Historical production of gold at UP & Burlington may not be indicative of the potential for future development or revenue.

Historical production of gold and minerals from the UP & Burlington cannot be relied upon as an indication that UP & Burlington will have commercially feasible reserves. Investors in our securities should not rely on historical operations of UP & Burlington as an indication that we will be able to place UP & Burlington into commercial production again. We expect to incur losses unless and until such time as the properties enter into commercial production and generate sufficient revenue to fund our continuing operations.

Fluctuating gold and mineral prices could negatively impact our business plan.

The potential for profitability of our gold and mineral mining operations and the value of any mining properties we may acquire will be directly related to the market price of gold and minerals that we mine. Historically, gold and other mineral prices have widely fluctuated, and are influenced by a wide variety of factors, including inflation, currency fluctuations, regional and global demand and political and economic conditions. Fluctuations in the price of gold and other minerals that we mine may have a significant influence on the market price of our common stock and a prolonged decline in these prices will have a negative effect on our results of operations and financial condition.

Our business is subject to extensive environmental regulations which may make exploring for or mining prohibitively expensive, and which may change at any time.

All of our operations are subject to extensive environmental regulations which can make exploration expensive or prohibit it altogether. We may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties. We may have to pay to remedy environmental pollution, which may reduce the amount of money that we have available to use for exploration. This may adversely affect our financial position, which may cause you to lose your investment. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine our properties and we retain any operational responsibility for doing so, our potential exposure for remediation may be significant, and this may have a material adverse effect upon our business and financial position. We have not yet purchased insurance for potential environmental risks (including potential liability for pollution or other hazards associated with the disposal of waste products from our exploration activities). However, if we mine one or more of our properties and retain operational responsibility for mining, then such insurance may not be available to us on reasonable terms or at a reasonable price. All of our exploration and, if warranted, development activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if we are in full compliance with all substantive environmental laws.

We may be denied the government licenses and permits which we need to explore on our properties.  In the event that we discover commercially exploitable deposits, we may be denied the additional government licenses and permits which we will need to mine our properties.

Exploration activities usually require the granting of permits from various governmental agencies. For example, exploration drilling on unpatented mineral claims requires a permit to be obtained from the United States Bureau of Land Management, which may take several months or longer to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian grave yards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence. As with all permitting processes, there is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted at all. Delays in or our inability to obtain necessary permits will result in unanticipated costs, which may result in serious adverse effects upon our business.

The values of our properties are subject to volatility in the price of gold and any other deposits we may seek or locate.

Our ability to obtain additional and continuing funding, and our profitability in the unlikely event we ever commence mining operations or sell our rights to mine, will be significantly affected by changes in the market price of gold. Gold prices fluctuate widely and are affected by numerous factors, all of which are beyond our control. Some of these factors include the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; speculation; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold or other mineral producing countries throughout the world, such as Russia and South Africa. The price of gold or other minerals have fluctuated widely in recent years, and a decline in the price of gold could cause a significant decrease in the value of our properties, limit our ability to raise money, and render continued exploration and development of our properties impracticable. If that happens, then we could lose our rights to our properties and be compelled to sell some or all of these rights. Additionally, the future development of our properties beyond the exploration stage is heavily dependent upon the level of gold prices remaining sufficiently high to make the development of our properties economically viable. You may lose your investment if the price of gold decreases. The greater the decrease in the price of gold, the more likely it is that you will lose money.

Our property titles may be challenged. We are not insured against any challenges, impairments or defects to our mineral claims or property titles. We have not fully verified title to our properties.

Our future unpatented claims will be created and maintained in accordance with the federal General Mining Law of 1872. Unpatented claims are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the General Mining Law. Defending any challenges to our future property titles may be costly, and may divert funds that could otherwise be used for exploration activities and other purposes. In addition, unpatented claims are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting our discovery of commercially extractable gold. Challenges to our title may increase our costs of operation or limit our ability to explore on certain portions of our properties. We are not insured against challenges, impairments or defects to our property titles, nor do we intend to carry extensive title insurance in the future. Potential conflicts to our mineral claims are discussed in detail elsewhere herein.

Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

The U.S. Congress has considered proposals to amend the General Mining Law of 1872 that would have, among other things, permanently banned the sale of public land for mining. The proposed amendment would have expanded the environmental regulations to which we might be subject and would have given Indian tribes the ability to hinder or prohibit mining operations near tribal lands. The proposed amendment would also have imposed a royalty of 8% of gross revenue on new mining operations located on federal public land, which might have applied to our future properties. The proposed amendment would have made it more expensive or perhaps too expensive to recover any otherwise commercially exploitable gold deposits which we might find on our future properties. While at this time the proposed amendment is no longer pending, this or similar changes to the law in the future could have a significant impact on our business model.

Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for gold and other resources.

Gold exploration, and resource exploration in general, has demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration activities.  Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration program. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

We may not be able to maintain the infrastructure necessary to conduct exploration activities.

Our exploration activities depend upon adequate infrastructure.  Reliable roads, bridges, power sources and water supply are important factors which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our exploration activities and financial condition.

Our exploration activities may be adversely affected by the local climates, which could prevent or impair us from exploring our properties year round.

The local climate Idaho may impair or prevent us from conducting exploration activities on our properties year round. Because of its rural location and limited infrastructure in this areas, our property is generally impassible for several days per year as a result of significant rain or snow events. Earthquakes, heavy rains, snowstorms, and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our properties, or may otherwise prevent us from conducting exploration activities on our properties.

We do not currently carry any property or casualty insurance.

Our business is subject to a number of risks and hazards generally, including but not limited to adverse environmental conditions, industrial accidents, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to our properties, equipment, infrastructure, personal injury or death, environmental damage, delays, monetary losses and possible legal liability. You could lose all or part of your investment if any such catastrophic event occurs. We do not carry any property or casualty insurance at this time (except that we will carry all insurances that we are required to by law, such as motor vehicle and workers compensation plus other coverage that may be in the best interest of the Company). Even if we do obtain insurance, it may not cover all of the risks associated with our operations. Insurance against risks such as environmental pollution or other hazards as a result of exploration and operations are often not available to us or to other companies in our business on acceptable terms. Should any events against which we are not insured actually occur, we may become subject to substantial losses, costs and liabilities which will adversely affect our financial condition.

Reclamation obligations on UP & Burlington could require significant additional expenditures.

We are responsible for the reclamation obligations related to any exploratory and mining activities located on UP & Burlington. Since we have only begun exploration activities, we cannot estimate these costs at this time.  The satisfaction of current and future bonding requirements and reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further that increases to our bonding requirements or excessive actual reclamation costs will negatively affect our financial position and results of operation.

Title to mineral properties can be uncertain, and we are at risk of loss of ownership of our property.

Our ability to explore and mine future leased and optioned properties depends on the validity of title to that property. While UP & Burlington consists of patented mining claims, future unpatented mining claims are effectively only a lease from the federal government to extract minerals; thus an unpatented mining claim is subject to contest by third parties or the federal government. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, failure to meet statutory guidelines, assessment work and possible conflicts with other claims not determinable from descriptions of record. Since a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. Thus, there may be challenges to the title to future properties which, if successful, could impair development and/or operations.

Our ongoing operations and past mining activities of others are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.

Mining exploration and exploitation activities are subject to federal, state and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Exploration and exploitation activities are also subject to federal, state and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of exploration methods and equipment.

Environmental and other legal standards imposed by federal, state or local authorities are constantly evolving, and typically in a manner which will require stricter standards and enforcement, and increased fines and penalties for non-compliance. Such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Unknown environmental hazards may exist on UP & Burlington, or we may acquire properties in the future that have unknown environmental issues caused by previous owners or operators, or that may have occurred naturally.

UP & Burlington is subject to royalties on production.

As part of our purchase of UP & Burlington we granted a Net Smelter Royalty ("NSR") of 3%.  In addition, historical royalties may be asserted by third-parties which are currently unknown to us.
Our industry is highly competitive, attractive mineral lands are scarce and we may not be able to obtain quality properties.

We compete with many companies in the mining industry, including large, established mining companies with capabilities, personnel and financial resources that far exceed our limited resources. In addition, there is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in the United States, and other areas where we may conduct exploration activities. We are at a competitive disadvantage in acquiring mineral properties, since we compete with these larger individuals and companies, many of which have greater financial resources and larger technical staffs. Likewise, our competition extends to locating and employing competent personnel and contractors to prospect, develop and operate mining properties. Many of our competitors can offer attractive compensation packages that we may not be able to meet. Such competition may result in our company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.

We depend on our Chief Executive Officer and Mine Operations Director and the loss of these individuals could adversely affect our business.

Our company is completely dependent on our Chief Executive Officer, Michael Ahlin, our Chief Financial Officer, Whit Cluff and our Chief Operating Officer, Brian Brewer, who are also  members of our Board of Directors. As of the date of this report, we only employed three individual: Messrs. Ahlin, Cluff and Brewer. Thus, the loss of Messrs. Ahlin, Cluff and Brewer could significantly and adversely affect our business, and certainly the loss of all three individuals on or about the same time could result in a complete failure of the Company.  We do not carry any life insurance on the life of Messr. Ahlin, Cluff and Brewer.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of economically feasible mineralization. Few properties that are explored are ultimately advanced to the stage of producing mines. We are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties such as, but not limited to:

●            economically insufficient mineralized material;
●            fluctuations in production costs that may make mining uneconomical;
●            labor disputes;
●            unanticipated variations in grade and other geologic problems;
●            environmental hazards;
●            water conditions;
●            difficult surface or underground conditions;
●            industrial accidents; personal injury, fire, flooding, cave-ins and landslides;
●            metallurgical and other processing problems;
●            mechanical and equipment performance problems; and
●            decreases in revenues and reserves due to lower gold and mineral prices.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures and production commencement dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining property.

Our operations and exploration activities on UP & Burlington, require permits from the state and federal governments. We may be unable to obtain these permits in a timely manner, on reasonable terms or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of UP & Burlington will be adversely affected.

Risks Associated with Our Common Stock in General

Trading on the Over the Counter markets may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB Inter-Dealer Quotation System owned and operated by the OTC Markets Group, Inc. and the OTC Pink Sheet service of the Financial Industry Regulatory Authority (“FINRA”) under the symbol SILA.  We intend to change the name of the company and the symbol in the near future.  Trading in stock quoted on over the counter markets is often thin, volatile, and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the over the counter markets are not a stock exchange, and trading of securities on the over the counter markets is often more sporadic than the trading of securities listed on other stock exchanges such as the NASDAQ Stock Market, New York Stock Exchange or American Stock Exchange.  Accordingly, our shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholders ability to buy and sell our stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines penny stock to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The term accredited investor refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customers’ account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability or willingness of broker-dealers to trade our securities. We believe that the penny stock rules discourage broker-dealer and investor interest in, and limit the marketability of, our common stock.

Our common stock may be affected by limited trading volume and price fluctuation which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities.  This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on broker-dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock.  This could prevent you from reselling your shares and may cause the value of your investment to decline.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, or convertible debt instruments, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations.   a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Our stock price may be volatile.

The stock market in general has experienced volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	limited “public float” in the hands of a small number of persons who sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;
●	sales of our common stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	regulatory developments;
●	economic and other external factors; and
●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never paid a cash dividend on our common stock and we do not anticipate paying any in the foreseeable future.

We have not paid a cash dividend on our common stock to date, and we do not intend to pay cash dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Notwithstanding, we will likely elect to retain any earnings, if any, to finance our growth. Future dividends may also be limited by bank loan agreements or other financing instruments that we may enter into in the future. The declaration and payment of dividends will be at the discretion of our Board of Directors.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. Since June 26, 2008, our common stock has been quoted for trading on the OTC Bulletin Board under the symbol SILA, and, as soon as is practicable, we intend to apply for listing of our common stock on either the NYSE Amex, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility. Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors’ independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

As our business needs expand, we may need to hire a significant number of employees. This expansion may place a significant strain on our managerial and financial resources. To manage the potential growth of our operations and personnel, we will be required to:

●	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;
●	install enhanced management information systems; and
●	train, motivate and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

If we lose key personnel or are unable to attract and retain additional qualified personnel we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, Mr. Ahlin, our Chief Executive Officer, Mr. Cluff, our Chief Financial Officer, and Mr. Brewer our Chief Operating Officer.  We may not be successful in attracting, assimilating and retaining our employees in the future.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity related securities in the future at a time and price that we deem reasonable or appropriate.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding Gold American’s executive officers and directors.

Name	Age	Position

Michael Ahlin	64	Chief Executive Officer, President, Secretary and Director

Whit Cluff	62	Chief Financial Officer and Director

Brian Brewer	43	Chief Operating Officer and Director

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Michael Ahlin, Chief Executive Officer, President, Treasurer, Secretary and Director

Mr. Ahlin is a seasoned executive with several decades of experience who has founded numerous startups and has held executive management positions in public and private companies in various industries. From 1985 through the present, Mr. Ahlin has served as the founder and President of WetCor, Inc., a multi-disciplined Engineering Construction Firm licensed in numerous states and performing both bid and design / build projects including minerals processing, mining, water treatment, energy, Medical ( 5 MRE centers), geothermal power, and renewable energy and commercial buildings.  In addition, from 2004 through the present, Mr. Ahlin has served as a Managing Partner of Cactus Management Services LLC.  Mr. Ahlin has served as Inception Resources’ CEO since inception.  Mr. Ahlin was appointed as CEO, President, Treasurer, Secretary and Director of the Company on February 25, 2013.  Mr. Ahlin received a Bachelors of Science Degree in Mechanical Engineering and a Masters Degree in Business Administration from the University of Utah in 1971 and 1977, respectively.

Whit Cluff, Chief Financial Officer and Director

Mr. Cluff has over 35 years of experience in the commercial real estate industry.  Mr. Cluff has been involved in all disciplines of real estate land development, mixed use development, retail tenant representation, developer representation, industrial property procurement and asset management. Mr. Cluff has an extensive background in public and private businesses giving him strong analytical, planning, and organization ability with effective negotiation skills.  From 2003 through the present, Mr. Cluff has served as Vice President and Associate Broker at Coldwell Banker Commercial, NRT in Salt Lake City, Utah.  Mr. Cluff attended the University of Utah and served in the United States Army.

Brian Brewer, Chief Operating Officer and Director

Mr. Brewer is a seasoned geologist with nearly two decades of mining experience in all phases of mineral exploration and mine pre-developement.  Mr. Brewer has worked throughout the Western United States, Alaska, Mexico, Haiti, South America, and the Dominican Republic and has worked for numerous major and junior mining and exploration companies including Newmont, Pegasus, Great Basin Gold, Hecla, Minefinders, Estrella Gold Corp. and Eurasian Minerals. From 2006 through 2008, Mr. Brewer served as the Senior Exploration Geologist for Hecla Ventures / Great Basin Gold in Winnemucca, Nevada.  From 2008 through 2010, Mr. Brewer served as the Regional Exploration Manager for Eurasian Minerals / Newmont JV Partnership in norther Haiti.  From 2010 through 2012, Mr. Brewer served as the Senior Geologist for Estrella Gold Corp. in Peru, and from 2012 through the present, Mr. Brewer has served as the Project Manager for Lemhi Gold Trust in Salmon, Idaho.  Mr. Brewer earned a Bachelor of Science degree in geology from the University of Idaho.  Mr. Brewer is a Certified Professional Geologist, a Qualified Person as defined by NI 43-101 and a Fellow Member of the Society of Economic Geologists.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offences;

●
being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●
being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our Common Stock to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our Common Stock and other equity securities, on Forms 3, 4 and 5 respectively.  Since we are not registered under section 12 of the Securities and Exchange Act, our executive officers, directors and 10% stockholders, are not required to file the requisite filings under Section 16.

CORPORATE GOVERNANCE

Director Independence

Our securities are quoted on the OTC Bulletin Board, which does not have any director independence requirements.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committees performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee.  However, our new management plans to form an audit, compensation and nominating committee in the near future.  The audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls.  We intend that the audit committee will be comprised solely of independent directors and will have an audit committee financial expert as required by the rules and regulations of the SEC.

The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.  The nominating committee will be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors.  The nominating committee will also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  Until these committees are established, these decisions will continue to be made by our board of directors.  Although our board of directors has not yet established any minimum qualifications for director candidates, when considering potential director candidates, our board of directors considers the candidate’s character, judgment, skills and experience in the context of the needs of our Company and our board of directors.

We do not have a charter governing the nominating process.  The members of our board of directors, who perform the functions of a nominating committee, are not independent because they are also our officers.  There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors.  Our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by shareholders is necessary at this time because, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.

Executive Compensation
Summary Compensation Table

The particulars of the compensation paid to the following persons:

●	our principal executive officer;

●	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended July 31, 2012 and 2011; and

●
up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as our executive officer at the end of the years ended July 31, 2012 and 2011.

We will collectively refer to the above as the named executive officers of our company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Stock Options ($)	Non-equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Johannes Petersen	2012	0	—	—	—	—	—	30 000	(1)	30,000
(Former President, CEO, CFO, Secretary and Director)	2011	0	—	—	—	—	—	90 000	(1)	90,000

Bret Bertolami, (Former CEO, President, CFO and Director)	2012	—	—	—	—	—	—	—		—

(1) Mr. Petersen earned $2,500 per month based on a consulting arrangement with the Company for providing services as an executive officer of the Company.  Mr. Peterson is no longer an officer, director, consultant or shareholder of the Company.

None of our named executive officers received any compensation from us during the fiscal years ended July 31, 2012, and July 31, 2011, but for a consulting arrangement with Mr. Petersen.

Agreements

On February 25, 2013, the Company entered into an employment agreement with Michael Ahlin pursuant to which he was appointed as the Chief Executive Officer, President, Treasurer, Secretary and Director of the Company.  Under the terms of his employment agreement, Mr. Ahlin will become eligible to receive an annual salary, bonus and stock option upon the Company achieving positive EBITDA in two consecutive quarters as reflected in its filings with the Securities and Exchange Commission (“SEC”).

On February 25, 2013, the Company entered into an employment agreement with Whit Cluff pursuant to which he was appointed as the Chief Financial Officer and Director of the Company.  Under the terms of his employment agreement, Mr. Cluff will become eligible to receive an annual salary, bonus and stock option upon the Company achieving positive EBITDA in two consecutive quarters as reflected in its filings with the SEC.

On February 25, 2013, the Company entered into an employment agreement with Brian Brewer pursuant to which he was appointed as the Chief Operating Officer and Director of the Company.  Under the terms of his employment agreement, Mr. Brewer will become eligible to receive an annual salary, bonus and stock option upon the Company achieving positive EBITDA in two consecutive quarters as reflected in its filings with the SEC.

On February 25, 2013, the Company entered into a retainer agreement with Fleming PLLC pursuant to which it was issued 300,000 shares of common stock of the Company in consideration of legal services.

On February 25, 2013, the Company entered into a retainer agreement with Antczak Polich Law, LLC pursuant to which it was issued 300,000 shares of common stock of the Company in consideration of legal services.

On February 25, 2013, the Company entered into a consulting agreement with Jeff Pike pursuant to which he was issued 50,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a debt exchange agreement with Brett Bertolami pursuant to which he was issued 1,000,000 shares of common stock of the Company.

On February 25, 2013, the Company entered into a consulting agreement with BKBK Holding LLC pursuant to which it was issued 250,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Highland Ventures LLC pursuant to which it was issued 250,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Monte Carlo LLC pursuant to which it was issued 500,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Powder Moon Corporation pursuant to which it was issued 100,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Lee Kimball pursuant to which he was issued 100,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Danzig Ltd. pursuant to which it was issued 565,094 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with First Trust Management Inc. pursuant to which it was issued 200,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Mitch Cohen pursuant to which he was issued 150,000 shares of common stock of the Company in consideration of consulting services.

Option Grants

As of July 31, 2012 we had not granted any options or stock appreciation rights to our named executive officers or directors.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to July 31, 2012.  We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

There have been no transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 25, 2013 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock (2)

Brett Bertolami	1,234,900	6.1%
MDL Ventures LLC	1,000,000	4.9%
BMC Highland Investment, LLC	4,000,000	19.8%
Agratronics, LLC	4,000,000	19.8%
Mike Ahlin (1)	2,000,000	9.9%
Whit Cluff (1)	1,000,000	4.9%
Brian Brewer (1)	500,000	2.5%
Trent D’Ambrosio	3,300,000	16.3%
All officers and directors as a group (3 people)	4,800,000	23.7%

* Less than 1%

(1)	Executive officer and/or director of the Company.

(2)
Applicable percentage ownership is based on 20,214,120 shares of common stock outstanding as of February 25, 2013.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Applicable percentage ownership is based on 20,214,120 shares of common stock outstanding as of February 25, 2013, together with securities exercisable or convertible into shares of common stock within 60 days of February 25, 2013 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of February 25, 2013 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.00001 per share and 10,000,000 shares of preferred stock at a par value of $0.00001 per share.  As of February 25, 2013, there are 20,214,120  shares of the Company’s common stock issued and outstanding that are held by approximately 30 stockholders of record and no shares of preferred stock issued and outstanding.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

The Board of Directors may later determine to issue our preferred stock.  If issued, the preferred stock may be created and issued in one or more series and with such designations, rights, preferences and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock.  If preferred stock is issued and we are subsequently liquidated or dissolved, the preferred stockholders would have preferential rights to receive a liquidating distribution for their shares prior to any distribution to common shareholders. Although we have no present intent to do so, we could issue shares of preferred stock with such terms and privileges that a third party acquisition of our company could be difficult or impossible, thus entrenching our existing management in control of our company indefinitely.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on OTC Bulletin Board, under the trading symbol “SILA”  As of October 31, 2013 and through the present, there has been no active trading and no high or low bid prices. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Holders of our Common Stock

As of February __, 2013 there were thirty (30) holders of record of our common stock.  This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.  The stock transfer agent for our securities is Island Stock Transfer.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of February 25, 2013, we did not have any equity compensation plans.

Recent Sales Of Unregistered Securities

All sales of unregistered securities sold by the Company during the fiscal year ended July 31, 2012 and through the date hereof are set forth below:

On February 25, 2013, Gold American, its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Inception Development Inc. (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Inception Resources, LLC, a Utah corporation (“Inception Resources”), pursuant to which Gold American purchased the U.P. and Burlington Gold Mine in consideration of 16,000,000 shares of common stock of Gold American, the assumption of promissory notes in the amount of $950,000 and the assignment of a 3% net royalty.  The Asset Purchase Agreement closed on February 25, 2013 (the “Closing”).  We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of the gold mine pursuant to the terms of the Assert Purchase Agreement.  As a result of such acquisition, our operations our now focused on the ownership and operation of the mine acquired from Inception Resources. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

Employment Agreements

On February 25, 2013, the Company entered into an employment agreement with Michael Ahlin pursuant to which he was appointed as the Chief Executive Officer, President, Treasurer, Secretary and Director of the Company.  Under the terms of his employment agreement, Mr. Ahlin will become eligible to receive an annual salary, bonus and stock option upon the Company achieving positive EBITDA in two consecutive quarters as reflected in its filings with the Securities and Exchange Commission (“SEC”).

On February 25, 2013, the Company entered into an employment agreement with Whit Cluff pursuant to which he was appointed as the Chief Financial Officer and Director of the Company.  Under the terms of his employment agreement, Mr. Cluff will become eligible to receive an annual salary, bonus and stock option upon the Company achieving positive EBITDA in two consecutive quarters as reflected in its filings with the SEC.

On February 25, 2013, the Company entered into an employment agreement with Brian Brewer pursuant to which he was appointed as the Chief Operating Officer and Director of the Company.  Under the terms of his employment agreement, Mr. Brewer will become eligible to receive an annual salary, bonus and stock option upon the Company achieving positive EBITDA in two consecutive quarters as reflected in its filings with the SEC.

Consulting Agreements

On February 25, 2013, the Company entered into a retainer agreement with Fleming PLLC pursuant to which it was issued 300,000 shares of common stock of the Company in consideration of legal services.

On February 25, 2013, the Company entered into a retainer agreement with Antczak Polich Law, LLC pursuant to which it was issued 300,000 shares of common stock of the Company in consideration of legal services.

On February 25, 2013, the Company entered into a Consulting agreement with Jeff Pike pursuant to which he was issued 50,000 shares of common stock of the Company in consideration of consulting services.\

On February __, 2013, the Company entered into a debt exchange agreement with Brett Bertolami pursuant to which he was issued 1,000,000 shares of common stock of the Company.

On February 25, 2013, the Company entered into a consulting agreement with BKBK Holding LLC pursuant to which it was issued 250,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Highland Ventures LLC pursuant to which it was issued 250,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Monte Carlo LLC pursuant to which it was issued 500,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Powder Moon Corporation pursuant to which it was issued 100,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Lee Kimball pursuant to which he was issued 100,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Danzig Ltd. pursuant to which he was issued 565,094 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with First Trust Management Inc. pursuant to which it was issued 200,000 shares of common stock of the Company in consideration of consulting services.

On February 25, 2013, the Company entered into a consulting agreement with Mitch Cohen pursuant to which he was issued 150,000 shares of common stock of the Company in consideration of consulting services.

The issuance of these above securities are exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 as promulgated under Regulation D.  Each of the shareholders are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by the Nevada Corporation law and its Bylaws. These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment.  Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information required by this item is set forth above.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information required by this item is set forth above.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

The information required by this item is set forth above.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The information required by this item is set forth above.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS.

As a result of the consummation of the Asset Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

10.1
Asset Purchase Agreement dated February 25, 2013, by and between Gold American, its majority shareholder Brett Bertolami, and its wholly-owned subsidiary, Inception Development Inc. on one hand, and Inception Resources, LLC on the other hand.

10.2	Employment Agreement by and between the Company and Michael Ahlin dated February 25, 2013

10.3	Employment Agreement by and between the Company and Whit Cluff dated February 25, 2013

10.4	Employment Agreement by and between the Company and Brian Brewer dated February 25, 2013

10.5	Consulting Agreement by and between the Company and Jeff Pike dated February 25, 2013

10.6	Consulting Agreement by and between the Company and First Trust Management Inc. dated February 25, 2013

10.7	Consulting Agreement by and between the Company and Danzig Ltd. dated February 25, 2013

10.8	Consulting Agreement by and between the Company and BKBK Holding LLC dated February 25, 2013

10.9	Consulting Agreement by and between the Company and Highland Ventures LLC dated February 25, 2013

10.10	Consulting Agreement by and between the Company and Monte Carlo LLC dated February 25, 2013

10.11	Consulting Agreement by and between the Company and Powder Moon Corporation dated February __, 2013

10.12	Consulting Agreement by and between the Company and Lee Kimball dated February 25, 2013

10.13	Consulting Agreement by and between the Company and Mitch Cohen dated February 25, 2013

10.14	Debt Exchange Agreement by and between Gold American Mining Corp. and Brett Bertolami dated February 25, 2013

21.1	List of Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AMERICAN MINING CORP.

March 1, 2013	By:	/s/ Michael Ahlin
Name: Michael Ahlin
Title: President and Chief Executive Officer
(Principal Executive Officer)